Exhibit 99.1

IA GLOBAL ANNOUNCES APPOINTMENT OF DEREK SCHNEIDEMAN AS CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS

TAMPA, FL February 13, 2007/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) (the “Company”) announced that Derek Schneideman was appointed as Chief Executive Officer and Chairman of the Board of Directors effective February 13, 2007. Mr. Schneideman is a New Zealand citizen with more than 29 years experience working in the Asia Pacific region specifically, Japan, Korea, China, Australia, Singapore, Malaysia, Taiwan, Hong Kong, New Zealand, as well as North America. He serves on the boards of several companies in Japan, the U.S., and New Zealand. Mr. Schneideman most recently worked as a Business Restructuring Consultant and Private Equity Investment Advisor in a number of Asian countries. The significant career experiences he brings to IA Global include those of President of Gateway Japan Inc., during which time he grew that company’s revenues to USD $600 million; Senior Executive Advisor to the Softbank Asia Pacific Investment Fund; President and CEO of CTR Ventures Co Ltd; Executive Vice President of an Electronic Data Systems Corporation Japan Inc. (EDS) joint venture company (EDS-NII); and Managing Director for Computer Associates Inc. (CAI) in Japan, Korea and New Zealand. He also serves or has served as Director and Executive Operations Officer for AdMark International Executive Search Inc.; Executive Consultant to Uniscope Co Ltd; Senior Partner of SICS Co Ltd; and Japan Representative of Illinois Superconductor Inc. He is a well know speaker on business creation and restructuring, Internet, team motivation, and human resources matters. Mr. Schneideman is a Japanese speaker who is widely involved in community service activities and industry forums.

Mr. Schneideman will be working closely with Mr. Mark Scott, President and CFO of IA Global to expand upon the strategic and structuring achievements made by Mr. Scott during 2006. It is expected that the complementary nature of Mr. Schneideman’s broad operational, acquisition, and strategic skills and Mr. Scott’s demonstrated expertise in the financial, compliance and investment resource areas, will quickly be reflected in the company’s overall performance.

Mr. Schneideman expects to move the Company more towards the Consumer and Services sector, to increase operating capital in order to execute on the Company’s goals of establishing a broadly based network of subsidiary and majority owned synergistic investments in Japan, Australia, and other Asia Pacific countries. Based on his extensive operational knowledge, particularly in the call center business arena, he will be actively in further accelerating the growth and profitability of IA Global’s 100% owned telemarketing subsidiary, Global Hotline Inc.

President and CFO Mr. Mark Scott commented, “We are delighted to have a CEO of Derek Schneideman’s caliber join the Company. We anticipate that his knowledge of our key Asia Pacific markets, his achievements in a wide range of profit oriented business disciplines, and his cross-cultural people skills will deliver an outstanding impact to all aspects of the Company’s performance.”

About IA Global, Inc.

IA Global, Inc. is a public holding company focused on acquiring primarily Asian Pacific companies that operate in the telecommunication and finance markets. IA Global owns 100% of Global Hotline, Inc. (“Global Hotline”), which operates call centers and is a telemarketer of telecommunications products and services, and also a range of insurance products and services in Japan. IA Global owns 36% of Australian Secured Financial Limited (“ASFL”) which raises funds through the issuance of debentures in Australia and provides short term, secured, real property loans to businesses or investors in Australia.

For further information, contact:

Mark Scott, President and CFO

IA Global Inc.

550 N. Reo Street, Suite 300

Tampa, FL 33609

813-261-5157 (t)

813-261-5158 (f)

scott@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations, projections of revenues and profitability for the significant contracts and the inability to negotiate a favorable settlement on the penalties. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.